                                                                      EXHIBIT 21

                         PARAGON CORPORATE HOLDINGS INC.
                SUBSIDIARIES of the REGISTRANT at MARCH 15, 2001


                                                   Jurisdiction
                                                 of Incorporation
Subsidiaries (1)                                 or Organization                    Parent Company
----------------------------------------       ---------------------      ------------------------------------

A. B. Dick Company                                   Delaware               Paragon Corporate Holdings Inc.

A. B. Dick Company of Canada, Ltd.                    Canada                      A. B. Dick Company

A. B. Dick N.V.                                      Belgium                      A. B. Dick Company

A. B. Dick Netherlands B.V.                        Netherlands                    A. B. Dick Company

A. B. Dick B.V.                                    Netherlands                    A. B. Dick Company

A. B. Dick  U.K. Limited                          United Kingdom                  A. B. Dick Company

Itek Graphix Corp.                                   Delaware                     A. B. Dick Company

CI, Inc.                                             Delaware               Paragon Corporate Holdings Inc.


(1)  Each of the subsidiaries listed is 100% owned by its parent company.